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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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                                  CHEMICAL BANK

               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
            ---------------------------------------------------------
                               DUKE POWER COMPANY
               (Exact name of obligor as specified in its charter)

NORTH CAROLINA                                                        56-0205520
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

422 SOUTH CHURCH ST.
CHARLOTTE, NORTH CAROLINA                                                  28242
(Address of principal executive offices)                              (Zip Code)

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                       FIRST AND REFUNDING MORTGAGE BONDS
                       (Title of the indenture securities)

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                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

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Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 8th day of APRIL, 1996.

                                                 CHEMICAL BANK

                                                 By /s/ PATRICIA A. KELLY
                                                   -----------------------------
                                                     PATRICIA A. KELLY
                                                     Assistant Vice President

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                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017

                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

            at the close of business December 31, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                    DOLLAR AMOUNTS
                     ASSETS                                          IN MILLIONS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ......................................           $  6,390
     Interest-bearing balances ..............................              2,544
Securities:  ................................................
Held to maturity securities..................................              3,807
Available for sale securities................................             26,522
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold .....................................                750
     Securities purchased under agreements to resell ........                259
Loans and lease financing receivables:
     Loans and leases, net of unearned income........ $ 72,938
     Less: Allowance for loan and lease losses ......    1,917
     Less: Allocated transfer risk reserve ..........      104
                                                      --------
     Loans and leases, net of unearned income,
     allowance, and reserve .................................             70,917
Trading Assets ..............................................             27,963
Premises and fixed assets (including capitalized
     leases).................................................              1,355
Other real estate owned .....................................                 21
Investments in unconsolidated subsidiaries and
     associated companies....................................                171
Customer's liability to this bank on acceptances
     outstanding ............................................              1,166
Intangible assets ...........................................                433
Other assets ................................................              4,822
                                                                        --------
TOTAL ASSETS ................................................           $147,120
                                                                        ========

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
                                       LIABILITIES

Deposits
     In domestic offices ........................................       $ 47,524
     Noninterest-bearing .............................   $ 17,041
     Interest-bearing ................................     30,483
                                                         --------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ..................................................         37,690
     Noninterest-bearing .............................   $    147
     Interest-bearing ................................     37,543
                                                         --------

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ....................................          9,384
     Securities sold under agreements to repurchase .............          2,166
Demand notes issued to the U.S. Treasury ........................            741
Trading liabilities .............................................         21,847
Other Borrowed money:
     With original maturity of one year or less .................          9,669
     With original maturity of more than one year ...............            146
Mortgage indebtedness and obligations under capitalized
     leases .....................................................             14
Bank's liability on acceptances executed and outstanding ........          1,180
Subordinated notes and debentures ...............................          3,411
Other liabilities ...............................................          5,290

TOTAL LIABILITIES ...............................................        139,062
                                                                        --------


                                 EQUITY CAPITAL

Common stock ....................................................            620
Surplus .........................................................          4,665
Undivided profits and capital reserves ..........................          3,055
Net unrealized holding gains (Losses)
on available-for-sale securities ................................           (290)
Cumulative foreign currency translation adjustments .............              8

TOTAL EQUITY CAPITAL ............................................          8,058
                                                                        --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ...................................       $147,120
                                                                        ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY       )
                                    EDWARD D. MILLER        )DIRECTORS
                                    WILLIAM B. HARRISON     )

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